UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  September 15, 2004

(Date of earliest event reported)

Specialty Laboratories, Inc.

(Exact name of registrant as specified in its charter)

California	001-16217	95-2961036
(State or Other Jurisdiction of a Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Michigan Avenue, Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

(310) 828-6543
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 15, 2004, Mr. Thomas R. Testman resigned from the Board of Directors of Specialty Laboratories, Inc. (the “Company”).  Mr. Testman also served on the Audit Committee and the Nominating/Corporate Governance Committee.  Mr. Testman resigned because of personal reasons.  To the knowledge of the Company’s executive officers, Mr. Testman’s resignation was not due to any disagreement with the Company’s operations, policies or practices.

On September 16, 2004, the Company’s Board of Directors appointed Mr. Richard K. Whitney to the Board of Directors to fill the vacancy resulting from Mr. Testman’s resignation.  The Board of Directors also appointed Mr. Whitney to serve on the Audit Committee and the Regulatory Committee of the Board of Directors.  There are no arrangements or understandings between Mr. Whitney and any other persons pursuant to which Mr. Whitney was selected as a director.  There is no information with respect to Mr. Whitney required to be disclosed by Item 404(a) of Regulation S-K.  The Company’s Board of Directors has determined that Mr. Whitney is an “independent” director in accordance with the current listing standards of the New York Stock Exchange.

Item 7.01                                                 Financial Statements and Exhibits

On September 20, 2004, the Company issued a press release announcing the appointment of Mr. Whitney to its Board of Directors, effective September 16, 2004, following the resignation of Mr. Testman effective September 15, 2004.  The press release is attached as Exhibit 99.1 to this report.

Limitation on Incorporation by Reference:   In accordance with General Instruction B.2 of Form 8-K, the information in this report is furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Item 9.01                                                 Financial Statements and Exhibits

(c)                                  Exhibit.                                                         The following document is filed as an exhibit to this report.

99.1                           Press Release dated September 20, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2004
SPECIALTY LABORATORIES, INC.

	By:	/s/ Kevin R. Sayer
Kevin R. Sayer
Chief Financial Officer

EXHIBIT INDEX

The following document is filed as an exhibit to this report:

Exhibits

99.1	Press Release dated September 20, 2004